UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, the Registrant received a Nasdaq Staff Deficiency Letter (attached to this Current Report on Form 8-K as Exhibit 99) indicating that the Registrant fails to comply with Nasdaq Listing Rule 5605(c)(4)(A) because it does not have at least three Audit Committee members and Listing Rule 5605(b)(1) because its Board does not have a majority of independent directors. These deficiencies occurred on August 28, 2009 when Mr. John J. McCloy II, who had been an Audit Committee member, resigned as a director of the Registrant leaving the Audit Committee with two members and the Board with three independent directors and three non-independent directors.

The Nasdaq Staff Deficiency Letter further indicates that the Registrant will have a cure period to regain compliance which shall be until the earlier of the date of the next annual meeting of stockholders or August 28, 2010, or, if the next annual stockholders’ meeting is held before February 24, 2010, then no later than February 24, 2010. The Board of the Registrant has determined to recruit an appropriate new Director to cure the above deficiencies promptly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99  Nasdaq Staff Deficiency Letter dated September 15, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ C. W. Grinnell
C. W. Grinnell

Its: Vice President, General Counsel and Secretary

Dated:  September 21, 2009